Exhibit 99.5

NeuLion, Inc.

Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses

NEULION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
(expressed in U.S. dollars, in thousands except for per share amounts and number of shares)

For the fiscal year ended December 31, 2014
	3 months	9 months	12 months
	31-Mar-14	31-Dec-14	Total		Pro Forma		Pro Forma
	DivX	DivX	DivX	NeuLion	Adjustments	Notes	Total
	$	$	$	$	$		$

Revenue	14,952	19,304	34,256	55,520	(8,024)	4(i)	81,752

Other costs and expenses
Cost of revenue, exclusive of depreciation and
amortization shown separately below	2,227	4,587	6,814	13,897	0		20,711
Selling, general and administration, including
stock-based compensation	4,338	14,657	18,995	27,073	0		46,068
Research and development	6,213	16,339	22,552	8,381	0		30,933
Depreciation and amortization	4,205	3,415	7,620	2,622	(1,368)	4(ii)	8,874
	16,983	38,998	55,981	51,973	(1,368)		106,586
Operating income (loss)	(2,031)	(19,694)	(21,725)	3,547	(6,656)		(24,834)

Other income (expense)
Impairment of intangible assets	(44,277)	0	(44,277)	0	44,277	4(iii)	0
Loss on foreign exchange	0	0	0	(138)	0		(138)
Investment income	0	452	452	429	0		881
Interest on convertible note, including amortization of debt discount	0	0	0	0	(1,820)	4(iv)	(1,820)
Loss on revaluation of convertible note derivative	0	0	0	0	(499)	4(v)	(499)
Bargain purchase gain	0	2,711	2,711	0	(2,711)	4(iii)	0
	(44,277)	3,163	(41,114)	291	39,247		(1,576)
Net and comprehensive income (loss) before income taxes	(46,308)	(16,531)	(62,839)	3,838	32,591		(26,410)
Income taxes	0	1,811	1,811	(271)	0		1,540
Net and comprehensive loss	(46,308)	(14,720)	(61,028)	3,567	32,591		(24,870)

Net income per weighted average number of shares outstanding – basic				$0.01	$(0.01)	(5)	$0.00

Weighted average number of shares outstanding – basic				174,645,803	35,890,216	(5)	210,536,019

Net income per weighted average number of shares outstanding – diluted				$0.01	$(0.01)	(5)	$0.00

Weighted average number of shares outstanding – diluted				214,711,362	(4,175,343)	(5)	210,536,019

See accompanying notes

NEULION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
(expressed in U.S. dollars, in thousands except for per share amounts and number of shares)

For the three months ended March 31, 2015
	1 month ended	3 months ended
	31-Jan-15	31-Mar-15	Pro Forma		Pro Forma
	DivX	NeuLion	Adjustments	Notes	Total
	$	$	$		$

Revenue	2,239	21,675	0		23,914

Other costs and expenses
Cost of revenue, exclusive of depreciation and
amortization shown separately below	229	4,326	0		4,555
Selling, general and administration, including
stock-based compensation	1,684	9,906	0		11,590
Research and development	1,790	5,316	0		7,106
Depreciation and amortization	453	1,527	(84)	4(i)	1,896
	4,156	21,075	(84)		25,147
Operating income (loss)	(1,917)	600	84		(1,233)

Other income (expense)
Loss on foreign exchange	0	(190)	0		(190)
Investment income (expense), net	25	95	0		120
Interest on convertible note, including amortization of debt discount	0	(326)	(227)	4(iv)	(553)
Gain on revaluation of convertible note derivative	0	206	449	4(v)	655
Other expense	53	(8)	0		45
	78	(223)	222		77
Net and comprehensive income (loss) before income taxes	(1,839)	377	306		(1,156)
Income taxes	(612)	(886)	0		(1,498)
Net and comprehensive income (loss) before income taxes	(2,451)	(509)	306		(2,654)

Net income per weighted average number of shares outstanding – basic		$0.00			$0.00

Weighted average number of shares outstanding – basic		202,910,093	11,964,216	(5)	214,874,309

Net income per weighted average number of shares outstanding – diluted		$0.00			$0.00

Weighted average number of shares outstanding – diluted		202,910,093	11,964,216	(5)	214,874,309

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
[Expressed in U.S. dollars, in thousands , except share amounts  unless otherwise noted]

1. Description of Transaction

On January 30, 2015, NeuLion, Inc. (“NeuLion” or “the Company”) completed the acquisition of 100% of the outstanding securities of DivX for total consideration of approximately $59,000 (“Business Combination”). On closing, the Company issued 35,890,216 shares of common stock of the Company valued at $31.900 on the issuance date and a $27,000 two-year convertible promissory note (the “Note”).  Upon receiving shareholder approval, expected prior to June 30, 2015, the Note will be convertible into shares of the Company’s common stock (“Conversion Shares”) at a conversion price of approximately $1.045 per share, subject to adjustment for stock splits and similar events, on the terms set forth in the Merger Agreement (“Merger Agreement”). The Note bears interest at the rate of 6% per annum and matures on January 2, 2017 (the “Maturity Date”), subject to earlier conversion of the Note into shares of common stock automatically upon the receipt of applicable stockholder and regulatory approvals. In the event the Note has not been converted prior to the Maturity Date, then in addition to principal and accrued interest on the Note (the “Repayment Amount”), the Company is obligated to pay the holder an amount in cash equal to the amount, if any, by which the fair market value (as defined in the Merger Agreement) of the Conversion Shares the holder would have received on the date immediately preceding the Maturity Date exceeds the Repayment Amount.

On June 4, 2015, the Company received shareholder approval and the Note was subsequently converted into 25,890,456 shares of the Company’s common stock.

2. Basis of Presentation

(a)  The accompanying unaudited pro forma condensed combined statements of net revenues and direct operating expenses give effect to the business combination as if it had occurred on January 1, 2014.

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification (‘‘ASC’’) 805, ‘‘Business Combinations’’ (‘‘ASC805’’). The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses.

The Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses for the three months ended March 31, 2015 and the year ended December 31, 2014 are not necessarily indicative of what the actual results of operations would have been had the Business Combination and related proposed financing transactions taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the post -transaction company. The Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses should be read in conjunction with the accompanying notes the historical financial statements and notes thereto of NeuLion and the historical combined abbreviated financial statements and the notes thereto of DivX. The Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses has been prepared to illustrate the effect of the Business Combination and related proposed financing transactions and has been prepared for informational purposes only and should not be relied upon. The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Condensed Combined Statements of Net Revenue and Direct Operating Expenses to give effect to pro forma events that are (1) directly attributable to the Business Combination and related proposed financing transactions, (2) factually supportable and (3) with respect to the statement of Net Revenue and Direct Operating Expenses, expected to have a material continuing impact on the results of the post-Transaction company.

(b)  The Pro Forma Statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).  The accounting policies used in the preparation of the Pro Forma Statements are consistent with those used by the Company in the preparation of its consolidated financial statements for the year ended December 31, 2014 and the three month period ended March 31, 2015.

(i) On May 5, 2015, the Company filed its Form 10-Q for the quarter ended March 31, 2015 which included the effects of the Business Combination in the condensed consolidated balance sheet. Pursuant to Regulation S-X Rule 11-02, when the transaction has been consummated before the date of the last balance sheet included in the filing, no pro forma balance sheet is needed. Therefore, a pro forma balance sheet for that transaction was not included.

(ii) Prior to April 1, 2014, DivX was owned by another company and not operated as a stand-alone business and that owner did not maintain separate stand-alone financial statements. Therefore, the Company can only provide abbreviated financial statements that reflect all costs directly involved with its revenue producing activities for the year ended December 31, 2013 and the three months ended March 31, 2014.

(iii) From April 1, 2014 to the January 30, 2015 date of the Business Combination, DivX was operated as a stand-alone entity. Therefore, separate financial statements for the nine months ended December 31, 2014 and the month ended January 31, 2015 have been separately presented.

(c)  The Pro Forma Statements have been prepared and should be read in conjunction with the following information:

(i)	Audited consolidated financial statements of NeuLion for the fiscal year ended 2014;

(ii)	Unaudited consolidated financial statements of NeuLion for the three month period ended March 31, 2015;

(iii)	Audited combined financial statements of DivX for the nine month period ended December 31, 2014;

(iv)	Audited combined abbreviated financial statements of DivX (a business of Rovi Corporation) for the three month period ended March 31, 2014;

(v)	Such other supplementary information as was considered necessary to reflect the Business Combination in the Pro Forma Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
[Expressed in U.S. dollars, in thousands, except share amounts unless otherwise noted]

3. Accounting for the Acquisition

The purchase price of $59,000 represents the fair value of 35,890,216 shares of common shares issued value at $31,900 and a $27,000 2 year-year convertible promissory note and share issuance costs of $100.  The allocation of the purchase price to the net assets acquired is as follows:

Cash	$9,718
Accounts receivable	7,001
Contracts receivable	16,668
Income tax receivable	3,767
Other receivables	248
Prepaid expenses	1,342
Deferred tax asset	384
Other assets	335
Property and equipment, net	3,592
Intangible assets	28,500
Goodwill	782
Accounts payable	(721)
Accrued liabilities	(5,529)
Deferred revenue	(3,000)
Deferred tax liability	(2,154)
Deferred rent liability	(1,912)
Net assets acquired	$59,018

The following are the identifiable intangible assets acquired and their respective useful lives, as determined based on preliminary valuations:

		Useful Life
	Amount	(years)
Developed technology	$14,400	5
Customer relationships	9,400	5
Trademarks	4,700	7
	$28,500

In the preparation of the Pro Forma Statements, the purchase price consideration has been allocated to the fair value of assets acquired and liabilities assumed based on independent, third party estimates of the fair value of identifiable intangible assets.  The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the transaction, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted-average cost of capital.

The estimated remaining amortization expense for 2015 and for each of the four succeeding years and thereafter is as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
[Expressed in U.S. dollars, in thousands, except share amounts  unless otherwise noted]

2014	$5,431
2015	5,431
2016	5,431
2017	5,431
2018	5,431
Thereafter	1,345
$28,500

The purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

4. Pro Forma Statement of Net Revenue and Direct Operating Expense Adjustments

The unaudited pro forma condensed combined statement of net revenue and direct operating expense adjustments for the year ending December 31, 2014 and the three month period ended March 31, 2015 incorporates the following adjustment:

(i)
Revenue has been decreased by $8,024 for the fiscal year ended December 31, 2014 to estimate the reduction in revenues due to purchase price accounting adjustments for DivX for the three months ended March 31, 2014.  The purchase price allocation included an adjustment to record the fair value of assumed contractual payments due to DivX for which no or little additional obligations existed in order to receive such payments. These contractual payments are for fixed multi-year site licenses and unbilled per unit royalties for units shipped prior to the acquisition. Prior to the acquisition, revenue in such transactions was recognized during the period in which such customers reported the number of royalty-eligible units that they had shipped. Revenues from annual or other license fees are recognized based on the specific terms of the license arrangement. For instance, some of the DivX’s large CE customers have entered into agreements for which they have the right to ship an unlimited number of units over a specified term for a flat fee. The Company records the fees associated with these arrangements on a straight-line basis over the specified term. Upon closing the acquisition of DivX, because DivX assumed no additional obligations under such contracts, these fixed payments are considered a fixed payment stream, rather than revenue and are therefore treated as accounts receivable as opposed to revenue as part of the purchase accounting. The fair value of the remaining fixed payments due under the applicable contracts is estimated by calculating the discounted cash flows associated with such fixed payments.

(ii)
Amortization and depreciation has been decreased by $1,368 and $84 for the fiscal year ended December 31, 2014 and the three month period ended March 31, 2015, respectively, to estimate the reduction of amortization expense of intangible assets and fixed assets due to the change in fair value of these assets.

(iii)
Impairment of intangible assets and bargain purchase gain have been reduced by $44,277 and increased by $2,711 for the fiscal year ended December 31, 2014 and the three month period ended March 31, 2015, respectively, as these entries related to the previous owner of DivX.  These adjustments are non-recurring and not expected to have a continuing impact.

(iv)
Interest on convertible note of $1,615 and $395 was recorded for the fiscal year ended December 31, 2014 and the three month period ended March 31, 2015.  Amortization of debt discount of $205 and $158 was recorded for the fiscal year ended December 31, 2014 and the three month period ended March 31, 2015.

(v)
Gain (loss) on revaluation of convertible note derivative of $(499) and $655 have been recorded for the fiscal year ended December 31, 2014 and for the three month period ended March 31, 2015, respectively.  If certain criteria are met, companies must bifurcate certain embedded features from their host instruments and account for them as free-standing derivative instruments. The Company has evaluated the noteholder’s right to receive any positive intrinsic value in the Company’s stock at the maturity date of the Note and determined that the embedded conversion option should be bifurcated. The Company determined that the fair value of the derivative liability on the acquisition date of January 1, 2014 and January 1, 2015 was $410 and $1,266, respectively and on December 31, 2014 and March 31, 2015 was $909 and $611.  The Company’s determination of the fair value of the derivative liability was based on a 90% probability that the Note will be converted by June 30th.  If that probability was reduced, the fair value of derivative liability would be higher.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET REVENUE AND DIRECT OPERATING EXPENSES
[Expressed in U.S. dollars, in thousands, except share amounts unless otherwise noted]

5. Loss per Share

The weighted number of shares outstanding for the fiscal year ending December 31, 2014 and the three month period ending March 31, 2015 have been adjusted to reflect the issuance of 35,890,216 shares at the beginning of each respective period.

Basic loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period.  Diluted loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding and if dilutive, potential common shares using the treasury stock method. Potential common shares consist of stock options and warrants.